Exhibit 23.1
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Employee Stock Purchase Plan and the 1993 Stock Option Plan of Trimble Navigation Limited of our report dated January 26, 1999 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in its Annual Report (Form 10-K) for the year ended January 1, 1999, filed with the Securities and Exchange Commission.


                                            /s/ERNST & YOUNG LLP



Palo Alto, California
August 11, 1999